AMENDMENT

 TO

 CONSULTING AGREEMENT

This Amendment to the Consulting Agreement (“Amendment”), by and between NU-MED PLUS, INC., a Utah corporation (the “Company”) and Kim Boyce (“Boyce”) and is entered into on this 24th day of September 2014, on the following terms and conditions:

PREMISES:

A.

On November 1, 2012, the Company entered in a Consulting Agreement with Boyce (the “Consulting Agreement”).

B.

Mr. Boyce has been providing consulting services to the Company and has been asked and provided more consulting services and his time than originally anticipated when the Consulting Contract was originally entered in 2012.

C.

The Company and Boyce have been negotiating amending the Consulting Contract to provide additional compensation to Mr. Boyce to help offset the additional time and service Mr. Boyce has been providing the Company. The parties have now reached an agreement on amending the Consulting Agreement and want to enter into this Amendment to set forth the terms of such extension.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1)   Compensation.   For services rendered under this Amendment, Consultant shall receive two hundred thousand (200,000) shares of the Company's common stock.  All shares shall be deemed earned in equal installments over the period from the date of this Agreement through December 31, 2014.  Solely for purposes of this Agreement, the parties have agreed to value the shares at $0.30 per share.

2)   Other Inconsistent Provisions Hereby Amended.   Any other provisions of the Agreement which are inconsistent with the terms of this Amendment described above shall be deemed to be amended consistent therewith.  All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3)    Ratification.   Except as expressly amended hereby, the terms of the Consulting Agreement are hereby ratified and approved as originally written.

4)    Counterparts.   This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Capitalized terms not otherwise defined herein have the meanings given to such terms in the above referenced Consulting Agreement.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

Name: Jeffrey L. Robins

Title: President

Kim Boyce

/s/ Kim Boyce